EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm in the Annual Report on Form 10-K for the year ended December 31, 2019 of Sanchez Midstream Partners LP (the “Form 10-K”) and to the inclusion of our report, dated March 2, 2020, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold interests of Sanchez Midstream Partners LP as of December 31, 2019, in the Form 10-K and/or as an exhibit to the Form 10-K.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-202578, 333-210783, 333-217007 and 333-230273), and Form S-3 (Nos. 333-217003, 333-218570 and 333-223569) of Sanchez Midstream Partners LP, including any amendments thereto, of such information.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas

March 13, 2020

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258